SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 17, 2000


                                   AGWAY INC.
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             (Exact name of registrant as specified in its charter)


Delaware                          2-22791                            15-0277720
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(State or other jurisdiction     (Commission                       (IRS Employer
of incorporation)                 File Number)               Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6436









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Item 5.  Other Events

Agway, Inc. and Southern States Cooperative, Inc. announced on May 17 the signing of a letter of intent to pursue discussions toward the creation of a relationship to serve Agway consumer dealers in the northeastern United States. The letter of intent provides for the two cooperatives to work together to develop a product distribution and marketing system that will serve dealers with a full-line of branded and non-branded products, as well as marketing and advertising support to develop the cooperatives' brands and trademarks over a larger geographic area.

Under the terms of the letter of intent, Southern States would acquire certain assets relating to Agway's consumer wholesale business (the "Consumer Business"), would assume all dealer marketing, development, operations, distribution and logistics associated with the Consumer Business operated by Agway and would provide Agway branded products, while Agway would continue to manufacture, promote, distribute and sell the Agway and Legends bagged feed products through the dealer channel in the Northeast. Agway would also provide Agway Feathered Friend bird food, Agway seed and Seedway's commercial vegetable seed and turf seed products in this market.

The terms of the letter of intent are subject to the negotiation and execution of a definitive agreement between Agway and Southern States. Under terms of the letter of intent, the new product distribution and marketing system would be in place by July 2000.

Currently, Agway and Southern States co-own a bulk and bagged feed manufacturing plant in Gettysburg, PA and are co-owners of a pet food joint venture with four other farmer-owned cooperatives. Brands currently available through Agway and Southern States dealers now include: Statesman(R), Legends(R), Respond(R), Pro-Pet(R), Big Red(R), and Li'l Red(R).




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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             AGWAY INC.
                                            (Registrant)







Date       May 18, 2000                     By         /s/ PETER J. O'NEILL
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                                                        Peter J. O'Neill
                                                      Senior Vice President
                                                       Finance & Control
                                                (Principal Financial Officer and
                                                   Chief Accounting Officer)























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